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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of SFX Entertainment, Inc. that is made a part of the Registration Statement on Form S-4 and related Prospectus of Clear Channel Communications, Inc. dated June 5, 2000 for the registration of its common stock and to the incorporation by reference therein of our reports dated March 13, 2000, with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP

San Antonio, Texas
May 31, 2000